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                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                               HEALTHWATCH, INC.
                               -----------------

     The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------

     The name of this corporation shall be HEALTHWATCH, INC.

                                  ARTICLE II
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     The location and address of this corporation's registered office in this state shall be 300 Roanoke Bldg., Minneapolis, Minnesota 55402.

                                  ARTICLE III
                                  -----------

     The total authorized shares of this corporation shall consist of Forty Million (40,000,000) voting common shares. The common stock of this corporation shall have a par value of one cent per share, solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and a par value fixed by the Board of Directors for the purposes of a statute or regulation requiring the shares of the corporation to have a par value.

                                  ARTICLE IV
                                  ----------

     Shareholders shall have no rights of cumulative voting.

                                   ARTICLE V
                                   ---------

     Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

                                  ARTICLE VI
                                  ----------

     The name and address of the incorporator of this corporation is:

                    Lindley S. Branson
                    GRAY, PLANT, M007Y, MCOTY & BENNETT
                    300 Roanoke Building
                    Minneapolis, Minnesota 55402

                                  ARTICLE VII
                                  -----------

     The Board of Directors of this corporation shall consist of three directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation.
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                                 ARTICLE VIII
                                 ------------

     Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.


     IN WITNESS WHEREOF, the undersigned has set his hand this 10th day of June, 1983,

                                         /s/ Lindley S. Branson
                                         ----------------------
                                         Incorporator

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